UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
July 9, 2024
Date of Report (Date of earliest event reported)

AZZ Inc.
(Exact name of Registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)
(817) 810-0095
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 9, 2024, AZZ Inc. (the “Company”) held its 2024 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved three proposals. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 28, 2024 and supplemented filing on June 28, 2024. The final voting results with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1. Election of seven directors each to serve for a one-year term until the next annual meeting of shareholders.

	For	Against	Abstain	Broker Non-Votes

Daniel E. Berce	26,239,773	397,591	9,892	1,543,340
Daniel R. Feehan	25,453,591	1,183,773	9,892	1,543,340
Thomas E. Ferguson	26,465,591	172,162	9,503	1,543,340
Clive A. Grannum	26,544,372	92,992	9,892	1,543,340
Carol R. Jackson	23,739,605	2,897,960	9,691	1,543,340
Ed McGough	25,856,432	780,932	9,892	1,543,340
Steven R. Purvis	25,924,643	712,722	9,891	1,543,340

Proposal 2. Approve, on an advisory basis, the Company’s executive compensation program.

For	Against	Abstain	Broker Non-Votes
26,280,260	348,004	18,992	1,543,340

Proposal 3. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2025.

For	Against	Abstain
28,081,307	100,979	8,310

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.
Date: July 9, 2024	By: /s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary